UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	As previously announced, on September 11, 2012, Robert D. Barry advised the Board of Directors of Regional Management Corp. (the “Company”) of his intent to retire as Executive Vice President and Chief Financial Officer of the Company. Mr. Barry will resign as Chief Financial Officer of the Company effective as of January 1, 2013, and his retirement from the Company will be effective on or about January 15, 2013.

(c), (e)	On December 12, 2012, Mr. Donald E. Thomas accepted the position as the Company’s Executive Vice President and Chief Financial Officer, effective as of January 1, 2013.

Mr. Thomas, 53, has over 30 years of finance and accounting experience in public and private companies, having previously served since April 2010 as Chief Financial Officer of TMX Finance LLC, a title lending company. Prior to joining TMX Finance LLC, Mr. Thomas spent 17 years with 7-Eleven, an operator of convenience stores, where he served in various capacities, including Chief Accounting Officer and Controller, acting Chief Financial Officer, Vice President of Operations, and Vice President of Human Resources. Prior to 7-Eleven, Mr. Thomas spent 11 years in the audit function of Deloitte & Touche LLP and one year with the Trane Company as a financial manager. Mr. Thomas earned accounting and finance degrees from Tarleton State University and is a certified public accountant.

In connection with his appointment as the Company’s Executive Vice President and Chief Financial Officer, Mr. Thomas entered into a letter agreement with the Company (the “Letter Agreement”), with an effective date of December 12, 2012. Pursuant to the Letter Agreement, Mr. Thomas will be paid an annual base salary of $300,000 and will be eligible for a performance-based annual cash award pursuant to the Company’s annual incentive program, with a target bonus equal to 50% of his base salary. The performance-based annual cash award is dependent upon the Company’s performance with respect to the following metrics, as determined by the Company’s Board of Directors: net income from operations; total debt divided by EBITDA (earnings before interest, taxes, depreciation, and amortization); average finance receivables; net loans charged off; and the total general and administrative expense percentage.

Mr. Thomas will be paid a sign-on bonus of $75,000 in one lump sum within three days of beginning his employment with the Company, and the Company will grant Mr. Thomas a stock option award (the “Initial Equity Grant”) for the purchase of 100,000 shares of the Company’s common stock, with the grant to occur on the date that Mr. Thomas begins his employment with the Company. The exercise price of the Initial Equity Grant will be equal to the closing price of the Company’s common stock on the grant date. In addition, each year the Company will grant Mr. Thomas a stock option award (each, an “Annual Equity Grant”) for the purchase of 26,500 shares of the Company’s common stock. The Initial Equity Grant and each Annual Equity Grant will be subject to the terms and conditions described in a Nonqualified Stock Option Agreement (the “Option Agreement”) and will vest in five tranches, one-fifth on each of the anniversaries of the grant dates, as long as Mr. Thomas has been continuously employed by the Company through the dates of vesting. The grants will be made under, and subject to the terms of, the Company’s 2011 Stock Incentive Plan (the “Plan”) and each Option Agreement.

The Company will also provide Mr. Thomas with health insurance, short- and long-term disability insurance, life insurance, access to its 401(k) plan, reimbursement of relocation expenses not to exceed $10,000, and a car allowance of $1,150 per month. Mr. Thomas’s employment with the Company is at-will.

The foregoing summary of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Plan and the form of Option Agreement are attached as Exhibit 10.5 to Amendment No. 3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 4, 2011, and are incorporated herein by reference. A copy of the Company’s press release, dated December 17, 2012, announcing the appointment of Mr. Thomas is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, dated December 12, 2012, between Donald E. Thomas and Regional Management Corp.

99.1	Press Release issued by Regional Management Corp. on December 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: December 18, 2012	By:	/s/ Thomas F. Fortin
Thomas F. Fortin Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, dated December 12, 2012, between Donald E. Thomas and Regional Management Corp.

99.1	Press Release issued by Regional Management Corp. on December 17, 2012.